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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 22, 2002

MedicaLogic/Medscape, Inc.
(Exact name of registrant as specified in charter)

Oregon (State or other jurisdiction of incorporation)	000-28285 (Commission file number)	93-0890696 (IRS employer identification no.)

20540 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

Registrant's telephone number, including area code  (503) 531-7023

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events

        On January 24, 2002, MedicaLogic/Medscape, Inc. (the "Company") and its five United States subsidiaries filed a voluntary petition for bankruptcy protection (collectively, the "Bankruptcy Cases") under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Bankruptcy Cases were assigned to the Honorable Judge Peter J. Walsh and are jointly administered and coordinated under Case Numbers 02 - 10253 (PJW) through 02 - 10258 (PJW). In addition to the Company, the filing entities were MSCP Holdings, Inc., MedicaLogic Enterprises, Inc., MedicaLogic Pennsylvania, LLC, MedicaLogic of Texas, Inc. and MedicaLogic Texas, L.P. (collectively, with the Company, the "Debtors").

        On November 22, 2002, the Debtors filed a Joint Plan of Liquidation (the "Plan") and related Disclosure Statement in the Bankruptcy Court pursuant to the Code. The Company will file a copy of the Plan and Disclosure Statement with the Securities and Exchange Commission once it has been approved by the Bankruptcy Court. The Plan and Disclosure Statement are on file with the Clerk of the Bankruptcy Court (the "Clerk"), and may be examined by interested parties at the office of the Clerk at the Bankruptcy Court, located at 824 Market Street, Fifth Floor, Wilmington, Delaware 19801. Copies may also be obtained upon written request to the Debtors' attorneys, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, Attn: Jennifer Seibert, email jseibert2@gibsondunn.com or facsimile (212) 351-4035. In addition, copies may be obtained by accessing the Debtors' website at www.mscpholdings.com, or at www.deb.uscourts.gov, the official website for the Bankruptcy Court.

        The Bankruptcy Court will hold a hearing on December 20, 2002 at 11:00 a.m. (Eastern Standard Time) to consider the entry of an order, among other things, finding that the Disclosure Statement contains "adequate information" within the meaning of section 1125 of the Bankruptcy Code and approving the Disclosure Statement.

        As described more fully in the Plan and Disclosure Statement, the Company currently has no business operations, and will not initiate or resume any business operations in the future. The Plan and Disclosure Statement contain financial and other information concerning the Company. Therefore, the Company will cease to prepare and file reports on Form 10K and Form 10Q with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

        None.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2002
MEDICALOGIC/MEDSCAPE, INC.

	By:	/s/ ADELE KITTREDGE MURRAY
Name: Adele Kittredge Murray Title: Chief Executive Officer and President

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURE